April 22, 1999


Modacad, Inc.
3861 Sepulveda Boulevard
Culver City, California 90230

       Re:      Modacad, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as securities counsel for Modacad, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on April 22, 1999, in connection with the registration of a total of 292,816 shares of the common stock of the Company (the "Securities"), which are being registered for resale by the Selling Security Holders named in the Registration Statement. Of the Securities, (i) 25,300 shares are issuable upon exercise of warrants granted to the underwriter in the Company's initial public offering (the "Underwriter Warrants"), which are exercisable at a price of $6.00 per share and expire on March 27, 2001; (ii) 109,200 shares are issuable upon exercise of warrants issuable upon exercise of the Underwriter Warrants (the "Underwriter Underlying Warrants"), which are exercisable at $9.10 per share and expire on March 27, 2001, 83,900 of which are currently outstanding and 25,300 are issuable upon exercisable upon exercise of the outstanding Underwriter Warrants; (iii) 126,316 shares are issuable upon exercise of warrants previously granted to Intel Corporation, which are exercisable at $19.00 per share and expire on November 13, 2002 (the "Intel Warrants"); and (iv) 32,000 shares are issuable upon exercise of warrants previously issued to non-employee directors of the Company (the "Non-Employee Director Warrants"), exercisable at prices ranging from $4.25 to $9.50 per share, with terms that expire between May 7, 2001 and October 8, 2008. The Underwriter Warrants, the Underwriter Underlying Warrants, the Intel Warrants and the Non-Employee Director Warrants are collectively referred to herein as the "Warrants."

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Modacad, Inc.
April 22, 1999
Page 2


     In connection with the preparation of the Registration Statement, we have examined such documents, instruments, records, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon.

     Based on the foregoing and in reliance thereon, it is our opinion that the Securities have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"); and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with; and when such Securities are issued upon exercise of the Warrants in accordance with the certificates evidencing such Warrants, the Securities will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

     We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.



                                                   Very truly yours,


                                                   COUDERT BROTHERS


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